Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-223208 Subject to Completion. Dated May 13, 2020. HSBC USA Inc. $ Digital SPDR® S&P® Bank ETF Linked Notes due , The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (expected to be the second scheduled business day after the determination date) is based on the performance of the SPDR® S&P® Bank ETF (“ETF”) as measured from the trade date to and including the determination date (expected to be between 17 and 20 months after the trade date). The return on your notes is linked to the performance of the ETF, and not to that of the S&P® Banks Select Industry Index (“index”) on which the ETF is based. The ETF follows a strategy of "representative sampling," which means the ETF’s holdings are not the same as those of the index. The performance of the ETF may significantly diverge from that of the index. If the final ETF level on the determination date is greater than or equal to 70.00% of the initial ETF level (set on the trade date and may be higher or lower than the actual closing price of the ETF on that date), you will receive the threshold settlement amount (expected to be between $1,117.30 and $1,137.90 for each $1,000 face amount of your notes). However, if the final ETF level declines by more than 30.00% from the initial ETF level, the return on your notes will be negative. You could lose your entire investment in the notes. To determine your payment at maturity, we will calculate the ETF return, which is the percentage increase or decrease in the final ETF level from the initial ETF level. On the stated maturity date, for each $1,000 face amount of your notes, you will receive an amount in cash equal to: ● if the ETF return is greater than or equal to -30.00% (the final ETF level is greater than or equal to 70.00% of the initial ETF level), the threshold settlement amount; or ● if the ETF return is negative and is below -30.00% (the final ETF level is less than the initial ETF level by more than 30.00%), the sum of (i) $1,000 plus (ii) the product of (a) approximately 1.4286 times (b) the sum of the ETF return plus 30.00% times (c) $1,000. Investment in the notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-12 of this document, page S-1 of the accompanying prospectus supplement and page S-1 of the accompanying ETF Underlying Supplement. The notes will not be listed on any U.S. securities exchange or automated quotation system. Any payments on the notes are subject to the credit risk of HSBC USA Inc. The Estimated Initial Value of the notes on the trade date is expected to be between $950 and $980 per note, which will be less than the price to public. The market value of the notes at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page PS-6 and “Risk Factors” beginning on page PS-12 of this document for further information. Price to Public1 Underwriting Discount2 Proceeds to Issuer Per note / Total $1,000 / 1 The price to public will be 98.89% for certain investors; see “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-18. 2 HSBC Securities (USA) Inc. will purchase the notes from us at the price to public less an underwriting discount of up to $11.10 (1.11%) per $1,000 in face amount for distribution to other registered broker-dealers. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-20 of this pricing supplement. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement, the accompanying prospectus, prospectus supplement or ETF Underlying Supplement. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. HSBC Securities (USA) Inc. The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The price to public, underwriting discount and proceeds to issuer listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this pricing supplement, at prices to public and with underwriting discounts and proceeds to issuer that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the price to public you pay for such notes.

HSBC Securities (USA) Inc. or any of its affiliates or agents may use this pricing supplement in the initial sale of the notes. In addition, HSBC Securities (USA) Inc. or any of its affiliates or agents may use the final pricing supplement relating to the notes in a market-making transaction in a note after its initial sale. Unless HSBC Securities (USA) Inc. or any of its affiliates or agents informs the purchaser otherwise in the confirmation of sale, the final pricing supplement relating to the notes is being used in a market-making transaction.

About Your Prospectus

You should read this pricing supplement together with the related ETF Underlying Supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

•         The ETF Underlying Supplement dated February 26, 2018

•         The Prospectus Supplement dated February 26, 2018

•         The Prospectus dated February 26, 2018

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

PS-2

PS-3 Digital SPDR® S&P® Bank ETF Linked Notes due , INVESTMENT THESIS You should be willing to forgo interest payments and accept the risk of losing your entire investment in exchange for the potential to earn a Threshold Settlement Amount of between 111.73% and 113.79% of the face amount if the Underlier Return is greater than or equal to -30.00%. Your maximum return on your notes will not be greater than the return represented by the Threshold Settlement Amount, which will be between 11.73% and 13.79%, and you could lose all or a substantial portion of your investment if the Underlier Return is less than -30.00%. DETERMINING THE CASH SETTLEMENT AMOUNT At maturity, for each $1,000 face amount, the investor will receive (in each case as a percentage of the face amount): ● if the Final Underlier Level is greater than or equal to 70.00% of the Initial Underlier Level, a Threshold Settlement Amount of between 111.73% and 113.79% of the face amount; or ● if the Final Underlier Level is less than 70.00% of the Initial Underlier Level, 100.00% minus approximately 1.4286% for every 1.00% that the Final Underlier Level has declined below 70.00% of the Initial Underlier Level If the Final Underlier Level declines by more than 30.00% from the Initial Underlier Level, the return on the notes will be negative and the investor could lose their entire investment in the notes. KEY TERMS Issuer: HSBC USA Inc. Underlier: The SPDR® S&P® Bank ETF (Bloomberg symbol, “KBE UP Equity”) Face Amount: $ in the aggregate; each note will have a face amount equal to $1,000 Trade Date: [ ], 2020 Settlement Date: Expected to be the fifth scheduled business day following the Trade Date Determination Date: Expected to be between 17 and 20 months following the Trade Date Stated Maturity Date: Expected to be the second scheduled business day following the Determination Date Initial Underlier Level: To be determined on the Trade Date Final Underlier Level: The closing price of the Underlier on the Determination Date Underlier Return: The quotient of (i) the Final Underlier Level minus the Initial Underlier Level divided by (ii) the Initial Underlier Level, expressed as a percentage Threshold Level: 70.00% of the Initial Underlier Level (equal to a -30.00% Underlier Return) Threshold Amount: 30.00% Buffer Rate: The quotient of the Initial Underlier Level divided by the Threshold Level, which equals approximately 142.86% Threshold Settlement Amount: Expected to be between $1,117.30 and $1,137.90 per $1,000 face amount of the notes (to be determined on the Trade Date) CUSIP/ISIN: 40438CHL8 / US40438CHL81

HYPOTHETICAL CASH SETTLEMENT AMOUNT*


Hypothetical Cash Settlement Amount as % of Face Amount
200%
180%
160%
140%
120%
111.73%
100%
80%
60%
40%
20%
0%
Note Performance
Underlier Performance
0%
20%
40%
60%
70%
80%
100%
120%
140%
160%
180%
200%
Hypothetical Final Underlier Price as % of Initial Underlier Price

Hypothetical Final Underlier Level (as % of Initial Underlier Level)	Hypothetical Cash Settlement Amount (as % of Face Amount)
150.000%	111.730%
140.000%	111.730%
130.000%	111.730%
120.000%	111.730%
111.730%	**111.730%**
110.000%	111.730%
104.000%	111.730%
102.000%	111.730%
100.000%	**111.730%**
95.000%	111.730%
92.000%	111.730%
90.000%	111.730%
80.000%	111.730%
70.000%	**111.730%**
69.999%	99.999%
50.000%	71.429%
25.000%	35.714%
10.000%	14.286%
0.000%	**0.000%**

*assumes a Threshold Settlement Amount set at the bottom of the Threshold Settlement Amount range (between 111.73% and 113.79% of the face amount)

RISKS

Please read the section entitled “Risk Factors” of this pricing supplement as well as the risks and considerations described in “Risk Factors” beginning on page S-1 in the accompanying prospectus supplement and on page S-1 of the accompanying ETF Underlying Supplement.

PS-4

PS-5 SUMMARY INFORMATION We refer to the notes we are offering by this pricing supplement as the “offered notes” or the “notes”. Each of the offered notes, including your notes, has the terms described below. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the ETF Underlying Supplement. This section is meant as a summary and should be read in conjunction with the prospectus, the prospectus supplement and the ETF Underlying Supplement. This pricing supplement supersedes any conflicting provisions of the documents listed above. Key Terms Issuer: HSBC USA Inc. Specified Currency: U.S. dollars (“$”) Face Amount: Each note will have a face amount of $1,000; $ in the aggregate for all the offered notes; the aggregate face amount of the offered notes may be increased if the Issuer, at its sole option, decides to sell an additional amount of the offered notes on a date subsequent to the date of this pricing supplement. Purchase at amount other than face amount: the amount we will pay you at the Stated Maturity Date for your notes will not be adjusted based on the price to public you pay for your notes, so if you acquire notes at a premium (or discount) to face amount and hold them to the Stated Maturity Date, it could affect your investment in a number of ways. The return on your investment in such notes will be lower (or higher) than it would have been had you purchased the notes at face amount. Also, the stated Threshold Level would not offer the same measure of protection to your investment as would be the case if you had purchased the notes at face amount. Additionally, the Threshold Settlement Amount would be triggered at a lower (or higher) percentage return than indicated below, relative to your initial investment. See “Risk Factors — If you purchase your notes at a premium to face amount, the return on your investment will be lower than the return on notes purchased at face amount and the impact of certain key terms of the notes will be negatively affected” on page PS-16 of this pricing supplement. Underlier: The SPDR® S&P® Bank ETF (Bloomberg symbol, “KBE UP Equity”) Index: With respect to the Underlier, the S&P® Banks Select Industry Index Trade Date: [ ], 2020 Original Issue Date (Settlement Date): Expected to be the fifth scheduled business day following the Trade Date. Determination Date: A specified date that is expected to be between 17 and 20 months following the Trade Date, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying ETF Underlying Supplement. Stated Maturity Date: A specified date that is expected to be the second scheduled business day following the Determination Date, subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying ETF Underlying Supplement. Cash Settlement Amount: For each $1,000 face amount of your notes, we will pay you on the Stated Maturity Date an amount in cash equal to: ● if the Final Underlier Level is greater than or equal to the Threshold Level, the Threshold Settlement Amount; or

PS-6 ● if the Final Underlier Level is less than the Threshold Level, the sum of (1) $1,000 plus (2) the product of (i) $1,000 times (ii) the Buffer Rate times (iii) the sum of the Underlier Return plus the Threshold Amount. Threshold Settlement Amount: Expected to be between $1,117.30 and $1,137.90 per $1,000 face amount of the notes (to be determined on the Trade Date) Threshold Level: 70.00% of the Initial Underlier Level Threshold Amount: 30.00% Buffer Rate: The quotient of the Initial Underlier Level divided by the Threshold Level, which equals approximately 142.86%. Underlier Return: The quotient of (1) the Final Underlier Level minus the Initial Underlier Level divided by (2) the Initial Underlier Level, expressed as a percentage. Initial Underlier Level: The closing price of the Underlier on the Trade Date Final Underlier Level: The closing price of the Underlier on the Determination Date Closing Price of the Underlier: The closing price of the Underlier on any Trading Day as determined by the Calculation Agent based upon the price displayed on the Bloomberg Professional® service page “KBE UP <EQUITY>”, or on any successor page on the Bloomberg Professional® service or any successor service, as applicable. The price of the Underlier is subject to adjustment by the Calculation Agent as described under “Additional Terms of the Notes — Antidilution and Reorganization Adjustments” in the accompanying ETF Underlying Supplement. Market Disruption Events: As defined on page S-47 of the accompanying ETF Underlying Supplement. Trading Day: As defined on page S-47 of the accompanying ETF Underlying Supplement. The accompanying ETF Underlying Supplement refers to a Trading Day as a “Scheduled Trading Day.” Form of Notes: Book-Entry Listing: The notes will not be listed on any U.S. securities exchange or quotation system. Calculation Agent: HSBC USA Inc. or one of its affiliates CUSIP/ISIN: 40438CHL8 / US40438CHL81 Estimated Initial Value: The Estimated Initial Value of the notes is expected to be less than the price you pay to purchase the notes. The Estimated Initial Value does not represent a minimum price at which we or any of its affiliates would be willing to purchase your notes in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Trade Date and will be set forth in the final pricing supplement relating to the notes. See “Risk Factors — The Estimated Initial Value of the notes, which will be determined by us on the Trade Date, is expected to be less than the price to public and may differ from the market value of the notes in the secondary market, if any.” The Trade Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the notes.

PS-7 Supplemental Terms of the Notes For purposes of the notes offered by this pricing supplement, all references to each of the following terms used in the accompanying ETF Underlying Supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below: ETF Underlying Supplement Term Pricing Supplement Term maturity date Stated Maturity Date Final Valuation Date Determination Date principal amount face amount Reference Asset/Index Fund Underlier Reference Sponsor Underlier Sponsor Scheduled Trading Day Underlying Index Trading Day Index

PS-8 HYPOTHETICAL EXAMPLES The following table and chart are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical Underlier levels on the Determination Date could have on the Cash Settlement Amount at maturity assuming all other variables remain constant. The examples below are based on a range of Final Underlier Levels that are entirely hypothetical; the price of the Underlier on any day throughout the life of the notes, including the Final Underlier Level on the Determination Date, cannot be predicted. The Underlier has been highly volatile in the past — meaning that the price of the Underlier has changed considerably in relatively short periods — and its performance cannot be predicted for any future period. The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the Original Issue Date at the face amount and held to the Stated Maturity Date. If you sell your notes in a secondary market prior to the Stated Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below, such as interest rates, the volatility of the Underlier and our creditworthiness. In addition, the estimated value of your notes at the time the terms of your notes are set on the Trade Date (as determined by reference to pricing models used by us) is less than the original price to public of your notes. For more information on the estimated value of your notes, see “Risk Factors — The Estimated Initial Value of the notes, which will be determined by us on the Trade Date, will be less than the price to public and may differ from the market value of the notes in the secondary market, if any.” on page PS-14 of this pricing supplement. The information in the table also reflects the key terms and assumptions in the box below. Key Terms and Assumptions Face Amount $1,000 Threshold Settlement Amount $1,117.30 Threshold Level 70.00% of the Initial Underlier Level Buffer Rate Approximately 142.86% Threshold Amount 30.00% Neither a Market Disruption Event nor a non-Trading Day occurs on the originally scheduled Determination Date No change in or affecting the Underlier or the policies of the Underlier’s investment advisor or the method by which the S&P Dow Jones Indices LLC (the “Index Sponsor”) calculates the Index Notes purchased on the Original Issue Date at the face amount and held to the Stated Maturity Date Moreover, we have not yet set the Initial Underlier Level that will serve as the baseline for determining the Underlier Return and the amount that we will pay on your notes, if any, at maturity. We will not do so until the Trade Date. As a result, the actual Initial Underlier Level may differ substantially from the price of the Underlier prior to the Trade Date and may be higher or lower than the actual closing price of the Underlier on that date. For these reasons, the actual performance of the Underlier over the life of your notes, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical prices of the Underlier shown elsewhere in this pricing supplement. For information about the historical prices of the Underlier during recent periods, see “Information Relating to the Underlier — Historical Performance of the Underlier” below. Before investing in the offered notes, you should consult publicly available information to determine the prices of the Underlier between the date of this pricing supplement and the date of your purchase of the offered notes. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the securities held by the Underlier (the “Underlier Stocks”).

PS-9 The levels in the left column of the table below represent hypothetical Final Underlier Levels and are expressed as percentages of the Initial Underlier Level. The amounts in the right column represent the hypothetical Cash Settlement Amount, based on the corresponding hypothetical Final Underlier Level, and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical Cash Settlement Amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the Stated Maturity Date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical Final Underlier Level and the assumptions noted above. Hypothetical Final Underlier Level (as Percentage of Initial Underlier Level) Hypothetical Cash Settlement Amount (as Percentage of Face Amount) 150.000% 111.730% 140.000% 111.730% 130.000% 111.730% 120.000% 111.730% 111.730% 111.730% 110.000% 111.730% 104.000% 111.730% 102.000% 111.730% 100.000% 111.730% 95.000% 111.730% 92.000% 111.730% 90.000% 111.730% 80.000% 111.730% 70.000% 111.730% 69.999% 99.999% 50.000% 71.429% 25.000% 35.714% 10.000% 14.286% 0.000% 0.000% If, for example, the Final Underlier Level were determined to be 25.000% of the Initial Underlier Level, the Cash Settlement Amount that we would deliver on your notes at maturity would be approximately 35.714% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the Original Issue Date at the face amount and held them to the Stated Maturity Date, you would lose approximately 64.286% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment). If the Final Underlier Level were determined to be 0.000% of the Initial Underlier Level, you would lose your entire investment in the notes. In addition, if the Final Underlier Level were determined to be 150.000% of the Initial Underlier Level, the Cash Settlement Amount that we would deliver on your notes at maturity would be capped at the Threshold Settlement Amount, or 111.730% of each $1,000 face amount of your notes, as shown in the table above. As a result, if you held your notes to the Stated Maturity Date, you would not benefit from any Final Underlier Level over 70.000% of the Initial Underlier Level. The following chart shows a graphical illustration of the hypothetical Cash Settlement Amounts that we would pay on your notes on the Stated Maturity Date, if the Final Underlier Level were any of the hypothetical levels shown on the horizontal axis. The hypothetical Cash Settlement Amounts in the chart are expressed as percentages of the face amount of your notes and the hypothetical Final Underlier Levels are expressed as percentages of the Initial Underlier Level. The chart shows that any hypothetical Final Underlier Level of less than 70.000% (the section left of the 70.000% marker on the horizontal axis) would result in a hypothetical Cash Settlement Amount of less than 100.000% of the face amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. The chart also shows that any hypothetical Final Underlier Level of greater than or equal to 70.000% (the section right of the 70.000% marker on the horizontal axis) would result in a fixed return on your investment.

PS-10 The Cash Settlement Amounts shown above are entirely hypothetical; they are based on the hypothetical prices of the Underlier that may not be achieved on the Determination Date and on assumptions that may prove to be erroneous. The actual market value of your notes on the Stated Maturity Date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical Cash Settlement Amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical Cash Settlement Amounts on notes held to the Stated Maturity Date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual price to public you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors —If you purchase your notes at a premium to face amount, the return on your investment will be lower than the return on notes purchased at face amount and the impact of certain key terms of the notes will be negatively affected” beginning on page PS-16 of this pricing supplement. Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement. We cannot predict the actual Final Underlier Level or what the market value of your notes will be on any particular Trading Day, nor can we predict the relationship between the price of the Underlier and the market value of your notes at any time prior to the Stated Maturity Date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the actual Initial Underlier Level, the Threshold Level and the Threshold Settlement Amount, which we will set on the Trade Date, and the actual Final Underlier Level to be determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes, if any, on the Stated Maturity Date may be very different from the information reflected in the table and chart above.

PS-11 INVESTOR SUITABILITY The notes may be suitable for you if:  You seek an investment with a return linked to the performance of the Underlier and you believe that the price of the Underlier will not decrease by more than 30.00%.  You are willing to invest in the notes based on the Threshold Settlement Amount indicated herein, which may limit your return at maturity.  You are willing to make an investment that is exposed to the negative Underlier Return on an approximately 1.4286-to-1 basis for each percentage point that the Underlier Return is less than -30.00%.  You understand that you may lose your entire face amount.  You are willing to accept the risk and return profile of the notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.  You are willing to forgo dividends or other distributions paid to holders of the stocks held by the Underlier.  You do not seek current income from your investment.  You do not seek an investment for which there is an active secondary market.  You are willing to hold the notes to maturity.  You are comfortable with the creditworthiness of HSBC, as Issuer of the notes. The notes may not be suitable for you if:  You believe that the price of the Underlier will decrease by more than 30.00%.  You are unwilling to invest in the notes based on the Threshold Settlement Amount indicated herein, which may limit your return at maturity.  You are unwilling to make an investment that is exposed to the negative Underlier Return on an approximately 1.4286-to-1 basis for each percentage point that the Underlier Return is less than -30.00%.  You seek an investment that provides full return of face amount.  You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.  You prefer to receive the dividends or other distributions paid on the stocks held by the Underlier.  You seek current income from your investment.  You seek an investment for which there will be an active secondary market.  You are unable or unwilling to hold the notes to maturity.  You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the notes.

PS-12 RISK FACTORS We urge you to read the section “Risk Factors” beginning on page S-1 in the accompanying prospectus supplement and page S-1 of the accompanying ETF Underlying Supplement. Investing in the notes is not equivalent to investing directly in the Underlier or any of the stocks held by the Underlier. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus supplement, prospectus and ETF Underlying Supplement. In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and ETF Underlying Supplement including the explanation of risks relating to the notes described in the following sections: “— Risks Relating to All Note Issuances” in the prospectus supplement; and “— General Risks Related to Index Funds” in the ETF Underlying Supplement; You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt notes. Your investment in the notes may result in a loss. The notes do not guarantee any return of principal. You will be exposed on a leveraged basis to any decline in the Underlier from the Initial Underlier Level to the Final Underlier Level by more than the Threshold Amount, which will magnify your losses. You will lose up to 100% of your face amount at maturity if the Final Underlier Level is less than the Threshold Level. The return on the notes is limited by the return represented by the Threshold Settlement Amount. You will not participate in any appreciation in the price of the Underlier. Instead, you will receive a fixed Threshold Settlement Amount if the Final Underlier Level is greater than or equal to the Threshold Level. You will not receive a return on the notes greater than the return represented by the Threshold Settlement Amount. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the securities included in the Underlier. The amount payable on the notes is not linked to the price of the Underlier at any time other than the Determination Date. The Final Underlier Level will be the closing price of the Underlier on the Determination Date, subject to postponement for non-Trading Days and certain Market Disruption Events. Even if the price of the Underlier appreciates during the term of the notes other than on the Determination Date but then decreases on the Determination Date to a price that is less than the Initial Underlier Level, the Cash Settlement Amount may be less, and may be significantly less, than it would have been had the Cash Settlement Amount been linked to the price of the Underlier prior to such decrease. Although the actual price of the Underlier on the Stated Maturity Date or at other times during the term of the notes may be higher than the Final Underlier Level, the Cash Settlement Amount will be based solely on the closing price of the Underlier on the Determination Date. Credit risk of HSBC USA Inc. The notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the notes. The notes will not bear interest. As a holder of the notes, you will not receive interest payments.

PS-13 Changes that affect the Underlier or the Index will affect the market value of the notes and the amount you will receive at maturity. The policies of the Underlier Sponsor or the Index Sponsor concerning additions, deletions and substitutions of the constituents comprising the Underlier or the Index, as applicable, and the manner in which the Underlier Sponsor or the Index Sponsor takes account of certain changes affecting those constituents may affect the price of the Underlier. The policies of the Underlier Sponsor or the Index Sponsor with respect to the calculation of the Underlier or the Index, as applicable, could also affect the price of the Underlier. The Underlier Sponsor or the Index Sponsor may discontinue or suspend calculation or dissemination of the Underlier or the Index, as applicable. Any such actions could affect the value of the notes. The performance and market value of the Underlier during periods of market volatility may not correlate with the performance of the Index as well as the net asset value per share of the Underlier. During periods of market volatility, securities held by the Underlier may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Underlier and the liquidity of the Underlier may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Underlier. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Underlier. As a result, under these circumstances, the market value of shares of the Underlier may vary substantially from the net asset value per share of the Underlier. For all of the foregoing reasons, the performance of the Underlier may not correlate with the performance of the Index as well as the net asset value per share of the Underlier, which could materially and adversely affect the value of the notes in the secondary market and/or reduce your payment at maturity. There Are Risks Associated with the Underlier. Although the Underlier’s shares are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Underlier or that there will be liquidity in the trading market. In addition, the Underlier is subject to management risk, which is the risk that the Underlier’s investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the Underlier’s investment advisor may select a percentage of the Underlier’s assets to be invested in shares of equity securities that are not included in the Index. The Underlier is also not actively managed and may be affected by a general decline in market segments relating to the Index. The Underlier’s investment advisor invests in securities included in, or representative of, the Index regardless of their investment merits. The Underlier’s investment advisor does not attempt to take defensive positions in declining markets. In addition, the Underlier is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agent and depositories. Further, under continuous listing standards adopted by the NYSE Arca, the Underlier will be required to confirm on an ongoing basis that the components of the Index satisfy the applicable listing requirements. In the event that the Index does not comply with the applicable listing requirements, the Underlier would be required to rectify such non-compliance by requesting that the Index sponsor modify the Index, adopting a new index or obtaining relief from the Securities and Exchange Commission. There can be no assurance that the Index sponsor would so modify the Index or that relief would be obtained from the Securities and Exchange Commission and, therefore, non-compliance with the continuous listing standards may result in the Underlier being delisted by the NYSE Arca. The Underlier and the Index are different and the performance of the Underlier may not correlate with the performance of the Index. The Underlier uses a representative sampling strategy (more fully described under “Information Relating to the Underlier”) to attempt to track the performance of the Index. The Underlier may not hold all or substantially all of the equity securities included in the Index and may hold securities or assets not included in the Index. Therefore, while the performance of the Underlier is generally linked to the

PS-14 performance of the Index, the performance of the Underlier is also linked in part to shares of equity securities not included in the Index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the Underlier investment advisor. Imperfect correlation between the Underlier’s portfolio securities and those in the Index, rounding of prices, changes to the Index and regulatory requirements may cause tracking error, the divergence of the Underlier’s performance from that of the Index. In addition, the performance of the Underlier will reflect additional transaction costs and fees that are not included in the calculation of the Index and this may increase the tracking error of the Underlier. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the Underlier and the Index. Finally, because the shares of the Underlier are traded on the NYSE Arca and are subject to market supply and investor demand, the market value of one share of the Underlier may differ from the net asset value per share of the Underlier. For all of the foregoing reasons, the performance of the Underlier may not correlate with the performance of the Index. Consequently, the return on the notes will not be the same as investing directly in the Underlier or in the Underlier Stocks or in the stocks comprising the Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the Index. The notes are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction. The notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Cash Settlement Amount of the notes. The Estimated Initial Value of the notes, which will be determined by us on the Trade Date, is expected to be less than the price to public and may differ from the market value of the notes in the secondary market, if any. The Estimated Initial Value of the notes will be calculated by us on the Trade Date and is expected to be less than the price to public. The Estimated Initial Value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the notes may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the notes to be more favorable to you. We will determine the value of the embedded derivatives in the notes by reference to our internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the notes that are different from the Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your notes in the secondary market (if any exists) at any time. The price of your notes in the secondary market, if any, immediately after the Trade Date is expected to be less than the price to public. The price to public takes into account certain costs. These costs, which, except for the underwriting discount, will be used or retained by us or one of our affiliates, include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the notes and the costs associated with structuring and hedging our obligations under the notes. If you were to sell your notes in the secondary market, if any, the price you would receive for your notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the Underlier and changes

PS-15 in market conditions, and cannot be predicted with accuracy. The notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the notes to maturity. Any sale of the notes prior to maturity could result in a loss to you. If HSBC Securities (USA) Inc. were to repurchase your notes immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the notes. Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the notes in the secondary market, if any, and the value that HSBC Securities (USA) Inc. may initially use for customer account statements, if HSBC Securities (USA) Inc. provides any customer account statements at all, may exceed the Estimated Initial Value on the Trade Date for a temporary period expected to be approximately 3 months after the Original Issue Date. This temporary price difference may exist because, in the discretion of HSBC Securities (USA) Inc., HSBC Securities (USA) Inc. may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the notes and other costs in connection with the notes that we will no longer expect to incur over the term of the notes. HSBC Securities (USA) Inc. will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the notes and any agreement we may have with the distributors of the notes. The amount of our estimated costs which HSBC Securities (USA) Inc. effectively reimburses to investors in this way may not be allocated ratably throughout the reimbursement period, and HSBC Securities (USA) Inc. may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the notes based on changes in market conditions and other factors that cannot be predicted. The notes lack liquidity. The notes will not be listed on any securities exchange. Neither we nor any of our affiliates are required to offer to purchase the notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which we or any of our affiliates is willing to buy the notes. The market value of your notes may be influenced by many unpredictable factors. The following factors, among others, many of which are beyond our control, may influence the market value of your notes: • the volatility — i.e., the frequency and magnitude of changes — of the price of the Underlier; • the price of the Underlier and the Threshold Level; • the dividend rates of the stocks held by the Underlier; • economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks underlying the Underlier, which may affect the closing price of the Underlier; • interest rates and yield rates in the market; • the time remaining until your notes mature; and • our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures. These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. The Underlier is Concentrated in Banking Companies and Does Not Provide Diversified Exposure The Underlier is not diversified. The Underlier’s assets will be concentrated in banking companies, which means the Underlier is more likely to be adversely affected by any negative performance of banking companies than an underlier that has more diversified holdings across a number of sectors. Stock prices for banking companies are affected by extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments those companies can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability for banking

PS-16 companies is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact banking companies. Banks may also be subject to severe price competition, as competition is high among banking companies and failure to maintain or increase market share may result in lost market value. In addition, changes in governmental regulation and oversight of financial institutions such as banks and broker-dealers may have an adverse effect on the financial condition of a financial institution and changes in the creditworthiness of financial institutions may adversely affect the values of instruments of issuers in financial industries. Upon the occurrence of certain events affecting the Underlier, the Calculation Agent has the discretion to accelerate the Stated Maturity Date. If certain events occur, the Calculation Agent may, in its sole discretion, accelerate the Stated Maturity Date to the day which is ten business days after the date of such event. The Calculation Agent will determine the Cash Settlement Amount in same general manner as set forth herein and once the Cash Settlement Amount is paid, you will not be entitled to any additional payments. If an acceleration occurs, your overall return may be less than it would have been had the Notes remained outstanding until the Stated Maturity Date and you may not be able to reinvest your funds in notes with terms that are comparable to the terms of the Notes. Events which may lead to an acceleration include, but are not limited to, (i) the resignation or termination of the Underlier’s investment advisor, (ii) any change in the governing documents or a material change to the laws governing the Underlier, (iii) a breach or violation of the strategy or investment guidelines of the Underlier, (iv) the Underlier or the Underlier’s investment advisor cease to exist, (v) the shares of the Underlier are reclassified or the Index changes or the Underlier is acquired by or aggregated to another fund, (vi) any suspension or revocation of the registration or approval of the shares of the Underlier, the Underlier or the Underlier’s investment advisor, (vii) a change in the legal, tax, accounting, or regulatory treatment of the Underlier or the Underlier’s investment advisor, (viii) the Underlier, the Underlier’s investment advisor or any person with the primary administrative responsibilities for the Underlier (the “Fund Administrator”) becoming subject to any investigation, proceeding or litigation by any relevant authority involving the alleged violation of applicable law, (ix) the Fund Administrator and/or the Underlier’s investment adviser are affected by bankruptcy, insolvency, dissolution, or winding up proceedings. Please see “Additional Terms of the Notes— Index Fund Alteration Event” on page S-48 of the ETF Underlying Supplement for more information. Potential conflicts of interest may exist. An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials. HSBC and its affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. For example, the calculation agent will determine whether a Market Disruption Event occurs in its sole discretion. In making that determination, the calculation agent will use information that may not be easily obtainable by investors. See “Summary Information—Market Disruption Events” above. The calculation agent will also have significant discretion in the event of certain events affecting the Underlier, as set forth in the sections “Additional Terms of the Notes—Antidilution and Reorganization Adjustments”, “—Delisting or Suspension of Trading in the Shares of an Index Fund and Termination of an Index Fund,” “—Merger Event and Tender Offer,” and “—Index Fund Alteration Event” in the ETF Underlying Supplement. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We will not have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of your notes. It is possible that hedging activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. If the distributor from which you purchase notes is to conduct hedging activities for us in connection with the notes, that distributor may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes.

PS-17 If the price of the Underlier changes, the market value of your notes may not change in the same manner. Your notes may trade quite differently from the performance of the Underlier. Changes in the price of the Underlier may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “—The market value of your notes may be influenced by many unpredictable factors” above. You have no shareholder rights or rights to receive any shares of the Underlier or any Underlier Stock. Investing in your notes will not make you a holder of the Underlier or any of the Underlier Stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the Underlier or the Underlier Stocks, including voting rights, any right to receive dividends or other distributions, any rights to make a claim against the Underlier or the Underlier Stocks or any other rights of a holder of the Underlier or the Underlier Stocks. Your notes will be paid in cash and you will have no right to receive delivery of shares of the Underlier or any Underlier Stocks. Past performance is no guide to future performance. The actual performance of the Underlier over the life of the notes, as well as the amount payable at maturity, if any, may bear little relation to the historical closing prices of the Underlier or to the hypothetical examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Underlier. Uncertain tax treatment. For a discussion of the U.S. federal income tax consequences of your investment in the notes, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. We may sell an additional aggregate face amount of the notes at a different price to public. At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this pricing supplement. The price to public of the notes in the subsequent sale may differ substantially (higher or lower) from the original price to public you paid as provided on the cover of this pricing supplement. If you purchase your notes at a premium to face amount, the return on your investment will be lower than the return on notes purchased at face amount and the impact of certain key terms of the notes will be negatively affected. The Cash Settlement Amount will not be adjusted based on the price to public you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the Stated Maturity Date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the Stated Maturity Date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount. In addition, the impact of the Threshold Level and the Threshold Settlement Amount on the return on your investment will depend upon the price you pay for your notes relative to face amount. For example, if you purchase your notes at a premium to face amount, the Threshold Settlement Amount will only permit a lower positive return in your investment in the notes than would have been the case for notes purchased at face amount or a discount to face amount. Similarly, if the Final Underlier Level is less than the Threshold Level, you will incur a greater percentage decrease in your investment in the notes than would have been the case for notes purchased at face amount or a discount to face amount.

PS-18 INFORMATION RELATING TO THE UNDERLIER Information provided to or filed with the SEC by the SPDR® S&P® Bank ETF (the “KBE”) under the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at sec.gov. In addition, information regarding the KBE (including information regarding the top ten components of the Underlier and their respective weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We have not participated in the preparation of, or verified, such publicly available information. None of the forgoing documents or filings are incorporated by reference in, and should not be considered part of, this document. The following information regarding the KBE is derived from publicly available information. We have not independently verified the accuracy or completeness of reports filed by the KBE with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below. The Notes are not sponsored, endorsed, sold or promoted by the investment adviser. The investment adviser makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. The investment adviser has no obligation or liability in connection with the operation, marketing, trading or sale of the Notes. We obtained the information regarding the historical performance of the KBE set forth below from Bloomberg Financial Markets. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the KBE should not be taken as an indication of its future performance, and no assurance can be given as to the market price of the KBE on the Valuation Date. We cannot give you assurance that the performance of the KBE will not result in the loss of part of your investment. The SPDR® S&P® Bank ETF The KBE is an investment portfolio maintained and managed by SSFM. The inception date of the KBE is November 8, 2005. The KBE is an exchange traded fund that trades on NYSE Arca under the ticker symbol “KBE.” The KBE seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Banks Select Industry® Index (the “underlying index”). The underlying index represents the banks industry portion of the S&P Total Market Index (“S&P TMI”), an index that measures the performance of the U.S. equity market. The KBE is composed of companies that are publicly traded money centers and leading regional banks or thrifts. The KBE uses a representative sampling strategy to try to achieve its investment objective, which means that the KBE is not required to purchase all of the securities represented in the underlying index. Instead, the KBE may purchase a subset of the securities in the underlying index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the underlying index. The KBE will normally invest at least 80% of its total assets in the common stocks that comprise the underlying index. SSGA is entitled to receive a management fee from the KBE based on a percentage of the KBE’s average daily net assets at an annual rate of 0.35% of the average daily net assets of the KBE. From time to time, SSGA may waive all or a portion of its management fee. SSGA has contractually agreed to waive a portion of its management fee and/or reimburse expenses in an amount equal to any acquired fund fees and expenses (excluding holdings in acquired funds for cash management purposes, if any) for the KBE until October 31, 2020. This waiver and/or reimbursement does not provide for the recoupment by SSGA of any amounts waived or reimbursed. This waiver and/or reimbursement may not be terminated prior to October 31, 2020 except with the approval of the KBE’s board of trustees. As of March 31, 2020, the gross expense ratio of the KBE was 0.35% per annum. Notwithstanding the KBE’s investment objective, the return on your Notes will not reflect any dividends paid on the KBE shares, on the securities purchased by the KBE or on the securities that comprise the underlying index. The KBE’s Holdings and Classifications As of March 31, 2020, the KBE held stocks of companies in the following sub-industries (with their corresponding weights in the KBE): regional banks (73.52%), diversified banks (9.04%), thrifts and

PS-19 mortgage finance (7.49%), asset management and custody banks (4.22%), other diversified financial services (3.97%) and consumer finance (1.76%). Correlation Although SSGA seeks to track the performance of the underlying index (i.e., achieve a high degree of correlation with the underlying index), the KBE’s return may not match the return of the underlying index. The KBE incurs a number of operating expenses not applicable to the underlying index, and incurs costs in buying and selling securities. In addition, the KBE may not be fully invested at times, generally as a result of cash flows into or out of the KBE or reserves of cash held by the KBE to meet redemptions. SSGA may attempt to replicate the underlying index return by investing in fewer than all of the securities in the underlying index, or in some securities not included in the underlying index, potentially increasing the risk of divergence between the KBE’s return and that of the underlying index. Industry Concentration Policy The KBE’s assets will generally be concentrated in an industry or group of industries to the extent that the underlying index concentrates in a particular industry or group of industries. By focusing its investments in a particular industry or sector, financial, economic, business and other developments affecting issuers in that industry, market or economic sector will have a greater effect on the KBE than if it had not focused its assets in that industry, market or economic sector, which may increase the volatility of the KBE. The Underlying Index The underlying index is managed by S&P Dow Jones Indices LLC (“S&P”) and is a modified equal-weighted index that is designed to measure the performance of stocks in the S&P TMI that both (i) are classified under the Global Industry Classification Standard (“GICS®”) in the asset management & custody banks, diversified banks, regional banks, other diversified financial services and thrifts & mortgage finance sub-industries and (ii) satisfy certain liquidity and market capitalization requirements. The S&P TMI tracks all eligible U.S. common stocks listed on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), NASDAQ Global Select Market, NASDAQ Select Market, NASDAQ Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX). The underlying index is one of the 21 sub-industry sector indices S&P maintains that are derived from a portion of the stocks comprising the S&P TMI. An equal-weighted index is one where every stock has the same weight in the index. As such, the index must be rebalanced from time to time to re-establish the proper weighting. The KBE tracks the performance of the total return version of the underlying index. A total return index represents the total return earned in a portfolio that tracks the price index and reinvests dividend income in the overall index, not in the specific stock paying the dividend. The difference between the price return calculation and the total return calculation is that, with respect to the price return calculation, changes in the index level reflect changes in stock prices, whereas with respect to the total return calculation of the index, changes in the index level reflect both movements in stock prices and the reinvestment of dividend income. Notwithstanding that the KBE tracks the performance of the total return version of the underlying index, the return on your notes will not reflect any dividends paid on the KBE shares, on the securities purchased by the KBE or on the securities that comprise the underlying index. To qualify for membership in the underlying index, at each quarterly rebalancing a stock must satisfy the following criteria: (i) be a member of the S&P TMI; (ii) be assigned to the asset management & custody banks, diversified banks, regional banks, other diversified financial services and thrifts & mortgage finance sub-industries; and (iii) meet one of the following float-adjusted market capitalization (FAMC) and float-adjusted liquidity ratio (FALR) requirements: (a) have a FAMC above $2 billion and have a FALR above 100%; or (b) be a current constituent of the index and have a FAMC greater than or equal to $1 billion and a FALR greater than or equal to 50%. The FALR is defined as the dollar value traded over the previous 12 months divided by the FAMC as of the underlying index’s rebalancing reference date. All U.S. companies satisfying these requirements are included in the underlying index. The total number of companies in the underlying index should be at least 35. If there are fewer than 35 stocks, stocks from a supplementary list of highly correlated sub-industries that meet the market capitalization and liquidity thresholds above are included in order of their float-adjusted market capitalization to reach 35 constituents. Minimum market capitalization requirements may be relaxed to ensure there are at least 22 companies in the underlying index as of each rebalancing effective date. Calculation of the Total Return of the Underlying Index

PS-20 The KBE tracks the performance of the “total return” version of the underlying index. The total return calculation begins with the price return of the underlying index. The price return index is calculated as the index market value divided by the divisor. In an equal-weighted index like the underlying index, the market capitalization of each stock used in the calculation of the index market value is redefined so that each stock has an equal weight in the underlying index on each rebalancing date. The adjusted market capitalization for each stock in the underlying index is calculated as the product of the stock price, the number of shares outstanding, the stock’s float factor and the adjustment factor. A stock’s float factor refers to the number of shares outstanding that are available to investors. S&P indices exclude shares closely held by control groups from the index calculation because such shares are not available to investors. For each stock, S&P calculates an Investable Weight Factor (IWF) which is the percentage of total shares outstanding that are included in the index calculation. The adjustment factor for each stock is assigned at each rebalancing date and is calculated by dividing a specific constant set for the purpose of deriving the adjustment factor (often referred to as modified index shares) by the number of stocks in the underlying index multiplied by the float adjusted market value of such stock on such rebalancing date. Adjustments (i.e., modifications) are also made to ensure that no stock in the underlying index will have a weight that exceeds the value that can be traded in a single day for a theoretical portfolio of $2 billion. Theoretical portfolio values are reviewed annually and any updates are made at the discretion of the index committee, as defined below. The maximum basket liquidity weight for each stock in the index will be calculated using the ratio of its three-month median daily value traded to the theoretical portfolio value of $2 billion. Each stock’s weight in the index is then compared to its maximum basket liquidity weight and is set to the lesser of (1) its maximum basket liquidity weight or (2) its initial equal weight. All excess weight is redistributed across the underlying index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in the underlying index has a weight greater than 4.5%. No further adjustments are made if the latter step would force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. If the underlying index contains exactly 22 stocks as of the rebalancing effective date, the underlying index will be equally weighted without basket liquidity constraints. If a company has more than one share class line in the S&P TMI, such company will be represented once by the designated listing (generally the share class with both (i) the highest one-year trading liquidity as defined by median daily value traded and (ii) the largest FAMC). S&P reviews designated listings on an annual basis and any changes are implemented after the close of the third Friday in September. The last trading day in July is used as the reference date for the liquidity and market capitalization data in such determination. Once a listed share class line is added to the underlying index, it may be retained in the index even though it may appear to violate certain constituent addition criteria. For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line will be considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis. The underlying index is calculated by using the divisor methodology used in all S&P equity indices. The initial divisor was set to have a base value of 1,000 on June 20, 2003. The index level is the index market value divided by the index divisor. In order to maintain index series continuity, it is also necessary to adjust the divisor at each rebalancing. Therefore, the divisor (after rebalancing) equals the index market value (after rebalancing) divided by the index value before rebalancing. The divisor keeps the underlying index comparable over time and is one manipulation point for adjustments to the underlying index, which we refer to as maintenance of the underlying index. Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the underlying index is calculated by multiplying the per share dividend by the number of shares included in the underlying index. Dividends are reinvested in the underlying index after the close on the ex-date for such dividend. Then the underlying index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next, the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as

PS-21 the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day. Maintenance of the Underlying Index The composition of the underlying index is reviewed quarterly. Rebalancing occurs after the closing of the relevant U.S. trading markets on the third Friday of the month ending that quarter. The reference date for additions and deletions is after the closing of the last trading day of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights. Existing stocks in the underlying index are removed at the quarterly rebalancing if either their FAMC falls below $1 billion or their FALR falls below 50%. A stock will also be deleted from the underlying index if the S&P TMI deletes that stock. Stocks are added between rebalancings only if a company deletion causes the number of stocks in the underlying index to fall below 22. The newly added stock will be added to the underlying index at the weight of the deleted stock. If the stock was deleted at $0.00, the newly added stock will be added at the deleted stock’s previous day’s closing value (or the most immediate prior business day that the deleted stock was not valued at $0.00) and an adjustment to the divisor will be made (only in the case of stocks removed at $0.00). At the next rebalancing, the underlying index will be rebalanced based on the eligibility requirements and equal-weight methodology discussed above. In the case of GICS® changes, where a stock does not belong to a qualifying sub-industry after the classification change, it is removed from the underlying index on the next rebalancing date. In the case of a spin-off, the spin-off company will be added to the underlying index at a zero price after the close of trading on the day before the ex-date. In general and subject to certain exceptions, both the parent company and spin-off companies will remain in the underlying index until the next index rebalancing. In the case of a merger involving two index constituents, the merged entity will remain in the underlying index provided that it meets all general eligibility requirements. The merged entity will be added to the underlying index at the weight of the stock deemed to be the surviving stock in the transaction. The surviving stock will not experience a weight change and its subsequent weight will not be equal to that of the pre-merger weight of the merged entities. Adjustments are made to the underlying index in the event of certain corporate actions relating to the stocks included in the underlying index, such as spin-offs, rights offerings, stock splits and special dividends, as specified below. The table below summarizes the types of index maintenance adjustments: Type of Corporate Action Adjustment Factor Divisor Adjustment Required Spin-Off In general and subject to certain exceptions, both the parent stock and spin-off stocks will remain in the underlying index until the next index rebalancing, regardless of whether they conform to the theme of the underlying index. No Rights Offering Price is adjusted to equal (i) price of parent company minus (ii) price of rights subscription divided by the rights ratio. Index shares change so that the company’s weight remains the same as its weight before the rights offering. No Stock split (e.g., 2-for-1), stock dividend or reverse stock split Index shares multiplied by split factor (i.e., 2); stock price divided by split factor (i.e., 2) No Share issuance or share repurchase None. No

PS-22 Special dividends Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date. Yes Historical Performance of the KBE The following graph sets forth the historical performance of the KBE based on the daily historical closing values from May 12, 2010 through May 12, 2020. We obtained the closing values below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. The historical values of the KBE should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the KBE on any Observation Date, including the Final Valuation Date.

PS-23 EVENTS OF DEFAULT AND ACCELERATION If the notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the notes, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Summary Information—Cash Settlement Amount” in this pricing supplement. In that case, the Trading Day immediately preceding the date of acceleration will be used as the Determination Date for purposes of determining the Underlier Return, and the accelerated maturity date will be three business days after the accelerated Determination Date. If a Market Disruption Event exists with respect to the Underlier on that Trading Day, then the accelerated Determination Date for the Underlier will be postponed for up to five Trading Days (in the same manner used for postponing the originally scheduled Determination Date). The accelerated maturity date will also be postponed by an equal number of business days. If the notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the notes. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus. SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST) HSBC USA Inc. expects to agree to sell to HSBC Securities (USA) Inc., and HSBC Securities (USA) Inc. expects to agree to purchase from HSBC USA Inc., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. HSBC Securities (USA) Inc. proposes initially to offer the notes to the public at the price to public set forth on the cover page of this pricing supplement, and to certain unaffiliated securities dealers at such price less a concession not in excess of 1.11% of the face amount. The price to public for notes purchased by certain fee-based advisory accounts will be 98.89% of the face amount of the notes, which will reduce the underwriting discount specified on the cover of this pricing supplement with respect to such notes to 0.00%. A fee will also be paid to a broker dealer affiliated with Goldman Sachs & Co. LLC. Goldman Sachs & Co. LLC is acting as a dealer in connection with the distribution of the notes. We expect that delivery of the notes will be made against payment for the notes on or about the Original Issue Date set forth on page PS-5 of this document, which is more than two business days following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than two business days prior to the Original Issue Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors. In addition, HSBC Securities (USA) Inc. or any of its affiliates or agents may use the final pricing supplement relating to the notes in market-making transactions after the initial sale of the notes, but is under no obligation to make a market in the notes and may discontinue any market-making activities at any time without notice. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-61 in the prospectus supplement.

PS-24 U.S. FEDERAL INCOME TAX CONSIDERATIONS There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain as to both the timing and character of any inclusion in income in respect of the notes. Under one approach, a note should be treated as a pre-paid executory contract with respect to the Underlier. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a note as a pre-paid executory contract with respect to the Underlier. Pursuant to this approach, and subject to the discussion below regarding “constructive ownership transactions,” we do not intend to report any income or gain with respect to the notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the note for more than one year at such time for U.S. federal income tax purposes. Despite the foregoing, U.S. holders (as defined under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”), contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the Underlier (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the notes is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a note will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the note (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the note). Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Although the matter is not clear, there exists a risk that an investment in the notes will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a note will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each note linked to the Underlying Shares will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a note over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such note for an amount equal to the “issue price” of the note and, upon the date of sale, exchange or maturity of the note, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the note). Accordingly, it is possible that all or a portion of any gain on the sale or settlement of a note after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules. We will not attempt to ascertain whether the Underlier or any of the entities whose stock is included in the Underlier would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If the Underlier or one or more of the entities whose stock is included in the Underlier were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the Underlier and the entities whose stock is included in the Underlier and consult your tax advisor regarding the possible consequences to you if the Underlier or one or more of the entities whose stock is included in the Underlier is or becomes a PFIC or a USRPHC.

PS-25 Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the notes are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the notes. A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on the Issuer’s determination that the notes are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the notes. However, it is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlier or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlier or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. For a discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-26 You should only rely on the information contained in this pricing supplement, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates. TABLE OF CONTENTS Pricing Supplement Page Summary Information ... PS-5 Hypothetical Examples ... PS-8 Investor Suitability ... PS-11 Risk Factors ... PS-12 Information Relating to the Underlier .......................................................................................................................................................................................... PS-18 Events Of Default And Acceleration ........................................................................................................................................................................................... PS-23 Supplemental Plan Of Distribution (Conflicts Of Interest) ......................................................................................................................................................... PS-23 U.S. Federal Income Tax Considerations .................................................................................................................................................................................. PS-24 ETF Supplement Risk Factors ... S-1 Reference Sponsors and Index Funds ....................................................................................................................................................................................... S-9 The Energy Select Sector SPDR® Fund .................................................................................................................................................................................... S-10 The Financial Select Sector SPDR® Fund ................................................................................................................................................................................. S-12 The Health Care Select Sector SPDR® Fund ............................................................................................................................................................................ S-14 The iShares® China Large-Cap ETF ......................................................................................................................................................................................... S-16 The iShares® Latin America 40 ETF .......................................................................................................................................................................................... S-19 The iShares® MSCI Brazil Capped ETF .................................................................................................................................................................................... S-21 The iShares® MSCI EAFE ETF ................................................................................................................................................................................................. S-24 The iShares® MSCI Emerging Markets ETF ............................................................................................................................................................................. S-26 The iShares® MSCI Mexico Capped ETF .................................................................................................................................................................................. S-28 The iShares® Transportation Average ETF ............................................................................................................................................................................... S-30 The iShares® U.S. Real Estate ETF .......................................................................................................................................................................................... S-31 The Market Vectors® Gold Miners ETF ..................................................................................................................................................................................... S-32 The Powershares QQQ TrustSM, Series 1 ................................................................................................................................................................................ S-34 The SPDR® Dow Jones Industrial AverageSM ETF Trust ........................................................................................................................................................ S-37 The SPDR® S&P 500® ETF Trust ............................................................................................................................................................................................. S-39 The Vanguard® FTSE Emerging Markets ETF .......................................................................................................................................................................... S-41 The WisdomTree® Japan Hedged Equity Fund ......................................................................................................................................................................... S-44 Additional Terms of the Notes .................................................................................................................................................................................................... S-47 Prospectus Supplement Risk Factors ... S-1 Pricing Supplement ... S-10 Description of Notes ... S-12 Use of Proceeds and Hedging.................................................................................................................................................................................................... S-36 Certain ERISA Considerations ................................................................................................................................................................................................... S-37 U.S. Federal Income Tax Considerations .................................................................................................................................................................................. S-39 Supplemental Plan of Distribution (Conflicts of Interest) ........................................................................................................................................................... S-61 Prospectus About this Prospectus ... 1 Risk Factors ... 2 Where You Can Find More Information ..................................................................................................................................................................................... 3 Special Note Regarding Forward-Looking Statements .............................................................................................................................................................. 4 HSBC USA Inc. ... 7 Use of Proceeds ... 8 Description of Debt Securities .................................................................................................................................................................................................... 9 Description of Preferred Stock ................................................................................................................................................................................................... 20 Description of Warrants ... 25 Description of Purchase Contracts ............................................................................................................................................................................................ 30 Description of Units ... 33 Book-Entry Procedures ... 36 Limitations on Issuances in Bearer Form ................................................................................................................................................................................... 40 U.S. Federal Income Tax Considerations Relating to Debt Securities ...................................................................................................................................... 41 Plan of Distribution (Conflicts of Interest) ................................................................................................................................................................................... 49 Notice to Canadian Investors ..................................................................................................................................................................................................... 52 Notice to EEA Investors ... 53 Notice to UK Investors ... 54 UK Financial Promotion ... 54 Certain ERISA Matters ... 55 Legal Opinions ... 57 Experts ... 58

HSBC USA Inc. $ Digital SPDR® S&P® Bank ETF Linked Notes due , HSBC Securities (USA) Inc.